Exhibit 8.2

[ Letterhead of Mallesons Stephen Jaques ]

Westpac Banking Corporation
Westpac Place	18 February 2009
275 Kent Street
Sydney NSW 2000	Greg Hammond
Partner
Direct line
+ 61 2 9296 2487

Dear Sirs

Registration Statement of Westpac Banking Corporation (“Bank”) on Form F-3 (“Registration Statement”) dated 18 February 2009 relating to the offer and sale of the Bank’s senior debt securities (“Senior Debt Securities”) to be issued pursuant to an Indenture dated as of 1 July 1999 (“Base Senior Indenture”) between the Bank and The Bank of New York Mellon as successor to The Chase Manhattan Bank (“Senior Trustee”) as supplemented by the First Supplemental Indenture to be entered into by the Bank and the Senior Trustee (“Supplemental Senior Indenture”, and, together with the Base Senior Indenture, the “Senior Indenture”) and the Bank’s subordinated debt securities (“Subordinated Debt Securities”, and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to an Amended and Restated Subordinated Indenture dated as of 15 May 2003 (“Subordinated Indenture”, and, together with the Senior Indenture, the “Indentures”) between the Bank and The Bank of New York Mellon (“Subordinated Trustee”, and, together with the Senior Trustee, the “Trustee”)

We refer to the filing with the Securities and Exchange Commission under the United States Securities Act 1933, as amended (“Securities Act”), of the Registration Statement in respect of which we have acted as your special tax advisers in the Commonwealth of Australia (“Australia”).

This opinion relates only to Australian tax laws and is given on the basis that it will be construed in accordance with the laws of New South Wales.  We express no opinion about the laws of another jurisdiction or (except as expressly provided in paragraph 3) factual matters.

1                                          Documents

We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the filing of the Registration Statement:

(a)                                   the Registration Statement and the prospectus contained therein (“Prospectus”);

(b)                                  the Base Senior Indenture and the Subordinated Indenture; and

(c)                                   the form of the Supplemental Senior Indenture.

2                                          Assumptions

We have assumed:

(a)                                   the authenticity of all signatures, seals, duty stamps and markings;

(b)                                  the completeness, and conformity to originals, of all documents submitted to us;

(c)                                   that the Indentures and the Debt Securities are or will be legal, valid, binding and (subject to their terms) enforceable obligations of the parties to them under all relevant laws;

(d)                                  that all the provisions in the Indentures have been, and will be, strictly complied with by the Bank and the Trustee; and

(e)                                   that neither the Commissioner of Taxation nor any other governmental authority having the power to do so has given nor will give a statutory notice or direction requiring the Bank (or any person on its behalf) to deduct from sums payable by it to a person under the Indentures or the Debt Securities any taxes or other charges payable by the payee.  It is unlikely that such a notice or direction would be given unless the amount of tax or other charges was in dispute or the payee had failed to pay tax or other charges payable by it.

We have not taken any steps to verify these assumptions.

3                                          Opinion

On the foregoing basis and subject to the qualification set out below, we are of the opinion that the statements in the Prospectus on pages 24 to 26 in the section entitled “Australian Taxation” are a fair and accurate summary of the relevant Australian tax laws.

4                                          Qualification

Except as expressly stated in the preceding paragraph, we express no opinion in respect of the Registration Statement or the Prospectus (and for the avoidance of doubt, including the documents incorporated by reference in those documents) and we have not been, nor are we, responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in those documents, or that no material facts have been omitted from them.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part thereof.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is strictly limited to the matters stated in it and does not apply by implication to other matters.

This opinion is given in respect of the Australian tax laws which are in force at 9.00 am local time on the date of this letter.

Yours faithfully
/s/ Mallesons Stephen Jaques